UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 30, 2021
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Carrols Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware		001-33174	83-3804854
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street
Syracuse,	New York		13203
(Address of principal executive office)			(Zip Code)

Registrant’s telephone number, including area code:		(315)	424-0513

N/A
(Former name or former address, if changed since last report.)
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	TAST	The NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 30, 2021, Carrols Restaurant Group, Inc. (the "Company"), Carrols Holdco Inc. ("Holdco"), a wholly-owned subsidiary of the Company, Carrols Corporation ("Carrols"), a wholly-owned subsidiary of Holdco, and Carrols LLC ("Carrols LLC"), a wholly-owned subsidiary of Carrols, entered into a Change of Control and Severance Agreement (the "Agreement") with each of Anthony E. Hull, the Company's Vice President, Chief Financial Officer and Treasurer, and Nathan B. Mucher, the Company’s Vice President and Chief Information Officer. Each Agreement provides that if within one year following a Change of Control (as defined in the Agreement), such employee's employment is terminated by the Company or Carrols LLC without Cause (as defined in the Agreement) or by such employee for Good Reason (as defined in the Agreement), then such employee will be entitled to receive (a) a lump sum payment in the amount equal to the product of 18 and the employee's monthly base salary at the then current rate plus interest at an annual rate equal to the Prime Rate (as defined in the Agreement) plus three percent, (b) an amount equal to the aggregate bonus payment under the Company's executive bonus plan for the year in which the employee incurs a termination of employment to which the employee would otherwise have been entitled had his employment not been terminated payable in a lump sum, and (c) continued coverage under the Company's welfare and benefits plans for such employee and his dependents for a period of up to 12 months. Each Agreement also provides that if prior to a change of control or more than one year after a change of control, such employee's employment is terminated by the Company or Carrols LLC without Cause or by such employee for Good Reason, then such employee will be entitled to receive (i) a payment in the amount equal to one year's base salary at the then current rate payable over a one-year period as further described in the Agreement, (ii) an amount equal to the pro rata portion of the aggregate bonus payment under the Company's executive bonus plan for the year in which the employee incurs a termination of employment to which the employee would otherwise have been entitled had his employment not been terminated payable in a lump sum, and (iii) continued coverage under the Company's welfare and benefits plans for such employee and his dependents for a period of up to 12 months. The payments and benefits due under the Agreement cannot be reduced by any compensation earned by the employee as a result of employment by another employer or otherwise, except that the employee’s right to receive any outstanding payments described in (i) and (ii) above would terminate if the employee commences employment with, or serves as a director of, or consultant or independent contractor to, any business operating a quick-service restaurant which features a hamburger or chicken as the primary or central menu item. The initial term of the Agreement ends on December 31, 2021 and is automatically extended for additional one year periods unless either employee, on the one hand, or the Company or Carrols LLC, on the other hand, provides a notice of non-renewal at least 90 days prior to the expiration of the initial term or applicable renewal period, or unless terminated sooner in accordance with the terms of the Agreement.

The foregoing is a summary of certain material terms of the Agreement, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1	Form of Change of Control and Severance Agreement (entered into by each of Mr. Hull and Mr. Mucher)+
104	Cover Page Interactive Data File (formatted as Inline XBRL)

+ compensatory plan or arrangement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2021

CARROLS RESTAURANT GROUP, INC.

By:	/s/ Jared L. Landaw
Name:	Jared L. Landaw
Title:	Vice President, General Counsel and Secretary